NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT OR OTHER APPLICABLE EXEMPTION. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: US$2,400,000.00
Purchase Price: US$2,000,000.00

Issue Date: September 13, 2021

PROMISSORY NOTE

FOR VALUE RECEIVED, **DSG Global Inc.**, a Nevada corporation (hereinafter called the "Borrower") (Trading Symbol: DSGT), hereby promises to pay to the order of **Tiger Trout Capital Puerto Rico LLC**, a Puerto Rico limited liability company, or registered assigns (the "Holder") the sum of US$2,400,000.00 (the "Principal" or "Principal Amount"), together with guaranteed interest (the "Interest") on the Principal balance hereof in the amount of nine percent (9%) (the "Interest Rate") per calendar year from the date hereof (the "Issue Date"); provided, however, that no guaranteed interest shall accrue for the first 45 days immediately following the Issue Date; *provided further, however,* should this Note not be paid in full on or before December 12, 2021, then an additional $100,000.00 of guaranteed interest shall be added to the total amount due under this Note; *provide further, however,* an additional $100,000 of guaranteed interest shall be added to the total amount due under this Note on the 12th day of each succeeding month, beginning January 12, 2022, unless the total amount then due under this Note shall have been paid on or before such date.

All Principal and Interest owing hereunder, along with any and all other amounts, shall be due and owing on the earlier to occur of (A) the date that is two (2) business days immediately following the Borrower's obtaining the first $2,500,000.00 in proceeds (the "First Funds") (i) under its Form S-1 Registration Statement filed with the Securities and Exchange Commission (Commission File No. 333-255409) on April 21, 2021 (the "Offering"), and/or (ii) from capital raised by and through the efforts of Maxim Group (the "Supplemental Source"), and (B) June ____, 2022 (the "Maturity Date").

Within five (5) days of the date of the Holder's funding this Note, the Borrower shall establish an escrow account (the "First Funds Escrow"), the sole purpose of which shall be to receive deposits of the First Funds from the Offering and/or the Supplemental Source and to disburse the First Funds in payment of this Note. In this regard, prior to the Borrower's executing the escrow agreement relating to the First Funds Escrow, the Holder shall have approved of such escrow agreement, in writing, which approval shall not be unreasonably withheld by the Holder.

This Note shall contain an original issue discount of $400,000.00, resulting in a purchase price of $2,000,000.00 (the "Purchase Price"). Payment of Principal and Interest shall be due on the Maturity Date. This Note may be prepaid in whole or in part as set forth herein. Any amount of Principal or Interest on this Note which is not paid when due shall bear interest at the rate of the lesser of (A) twenty-four percent (24%) per annum and (B) the maximum amount permitted under law from the due date thereof, until the same is paid (the "Default Interest"). Default Interest shall commence accruing upon an Event of Default and shall be computed on the basis of a 360-day year and the actual number of days elapsed. All payments due hereunder (to the extent not converted into the Borrower's common stock (the "Common Stock") in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter provide to the Borrower by written notice made in accordance with the provisions of this Note.

Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term "business day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York, New York, are authorized or required by law or executive order to remain closed. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Securities Purchase Agreement of even date herewith, pursuant to which this Note was originally issued (the "Purchase Agreement").

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

The following terms shall also apply to this Note:

Article I. Conversion Rights.

1.1 Conversion Right. The Holder shall have the right from time to time solely in an Event of Default, and ending on the date of payment of the Default Amount (as defined in Article III) pursuant to Section 1.6(a) or Article III, each in respect of the remaining outstanding principal amount of this Note to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under this Note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the Conversion Price (as defined below) determined as provided herein (a "Conversion"); *provided, however*, that, in no event, shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (a) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (b) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), and Regulations 13D-G thereunder, except as otherwise provided in clause (a) of such proviso. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the "Notice of Conversion"), delivered to the Borrower or the Borrower's transfer agent by the Holder in accordance with Section 1.4 below; *provided, however*, that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower or the Borrower's transfer agent before 11:59 p.m., New York, New York, time on such conversion date (the "Conversion Date").

The term "Conversion Amount" means, with respect to any conversion of this Note, the sum of (w) the principal amount of this Note to be converted in such conversion plus, (x) at the Holder's option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date; *provided however*, that the Borrower shall have the right to pay any or all interest in cash plus, (y) at the Holder's option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (a) and/or (b) plus, (z) at the Holder's option, any amounts owed to the Holder pursuant to Sections 1.3 and 1.4(g) hereof.

1.2 Conversion Price.

(a) Calculation of Conversion Price. Subject to the adjustments described herein, the conversion price (the "Conversion Price") shall equal 60% multiplied by the Market Price (as defined herein) (representing a discount rate of 40%). "Market Price" means the lowest Trading Price (as defined herein) for the Common Stock during the thirty (30) Trading Day period ending on the latest complete Trading Day (as defined herein) prior to the Conversion Date. "Trading Price" means, for any security as of any date, the closing bid price on the OTCQB, OTCQX, Pink Sheets electronic quotation system or applicable trading market (the "OTC") as reported by a reliable reporting service ("Reporting Service") designated by the Holder (i.e. Bloomberg) or, if the OTC is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the "pink sheets." To the extent the Conversion Price of the Borrower's Common Stock closes below the par value per share, the Borrower will take all steps necessary to solicit the consent of the shareholders to reduce the par value to the lowest value possible under law.

The Borrower agrees to honor all conversions submitted pending this adjustment. If the shares of the Borrower's Common Stock have not been delivered within three (3) business days to the Borrower or Borrower's transfer agent, the Notice of Conversion may be rescinded. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Borrower and the Holder. "Trading Day" shall mean any day on which the Common Stock is tradable for any period on the OTC Pink, OTCQB or on the principal securities exchange or other securities market on which the Common Stock is then being traded. The Borrower shall be responsible for the fees of its transfer agent and all DTC fees associated with any such issuance. Holder shall be entitled to deduct $750.00 from the conversion amount in each Notice of Conversion to cover Holder's deposit fees associated with each Notice of Conversion.

(b) Conversion Price During Major Announcements. Notwithstanding anything contained in Section 1.2(a) to the contrary, in the event the Borrower (i) makes a public announcement that it intends to consolidate or merge with any other corporation (other than a merger in which the Borrower is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the Borrower or (ii) any person, group or entity (including the Borrower) publicly announces a tender offer to purchase 50% or more of the Borrower's Common Stock (or any other takeover scheme) (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the "Announcement Date"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal to the lower

of (x) the Conversion Price which would have been applicable for a Conversion occurring on the Announcement Date and (y) the Conversion Price that would otherwise be in effect. From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in this Section 1.2(b). For purposes hereof, "Adjusted Conversion Price Termination Date" shall mean, with respect to any proposed transaction or tender offer (or takeover scheme) for which a public announcement as contemplated by this Section 1.2(b) has been made, the date upon which the Borrower (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) consummates or publicly announces the termination or abandonment of the proposed transaction or tender offer (or takeover scheme) which caused this Section 1.2(b) to become operative.

(c) **Disputes.** In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Borrower shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 4.14.

(d) **Conversion Price Less than Par Value.** If, at any time the Conversion Price as determined hereunder for any conversion would be less than the par value of the Common Stock, then the Conversion Price hereunder shall equal such par value for such conversion and the Conversion Amount for such conversion shall be increased to include Additional Principal, where "Additional Principal" means such additional amount to be added to the Conversion Amount to the extent necessary to cause the number of conversion shares issuable upon such conversion to equal the same number of conversion shares as would have been issued had the Conversion Price not been subject to the minimum price set forth in this Section 1.2(d).

1.3 **Authorized Shares.** The Borrower covenants that, during the period while any outstanding balance is owing under this Note, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note. The Borrower is required at all times to have authorized and reserved three (3) times the number of shares that is actually issuable upon full conversion of the Note (based on the Conversion Price of the Notes in effect from time to time) (the "Reserved Amount"). The Reserved Amount shall be increased from time to time in accordance with the Borrower's obligations under the Purchase Agreement. The Borrower represents that, upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Notes shall be convertible at the then-current Conversion Price, the Borrower shall, at the same time, make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of this Note. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Note and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note. Notwithstanding the foregoing, in no event shall the Reserved Amount be lower than the initial Reserved Amount, regardless of any prior conversions.

If, at any time, the Borrower does not maintain or replenish the Reserved Amount within three (3) business days of the request of the Holder, the principal amount of this Note shall increase by $5,000.00 (under the Holder's and the Borrower's expectation that any principal amount increase will tack back to the Issue Date) per occurrence.

1.4 **Method of Conversion.**

(a) **Mechanics of Conversion.** Subject to Section 1.1, this Note may be converted by the Holder in whole or in part at any time, and from time to time, after an Event of Default, by (1) submitting to the Borrower or the Borrower's transfer agent a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 11:59 p.m., New York, New York, time) and, (2) subject to Section 1.4(b), surrendering this Note at the principal office of the Borrower.

(b) **Surrender of Note Upon Conversion.** Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower, unless the entire unpaid principal amount of this Note is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall, prima facie, be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note, unless the Holder first physically surrenders this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(c) **Payment of Taxes.** The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder's account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

(d) **Delivery of Common Stock Upon Conversion.** Upon receipt by the Borrower from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Borrower shall issue and deliver, or cause to be issued and delivered, to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within three (3) business days after such receipt (the "Deadline") (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof and the Purchase Agreement.

(e) **Obligation of the Borrower to Deliver Common Stock.** Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion and, unless the Borrower defaults on its obligations under this Article I, all rights with respect to the portion of this Note being so converted shall forthwith terminate, except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Borrower's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Borrower before 11:59 p.m., New York, New York, time, on such date.

(f) **Delivery of Common Stock by Electronic Transfer.** In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder and its compliance with the provisions contained in Section 1.1 and in this Section 1.4, the Borrower shall use its commercially reasonable best efforts to cause its transfer agent to transmit electronically the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal At Custodian ("DWAC") system.

(g) **DTC Eligibility and Market Loss.** If the Borrower fails to maintain its status as "DTC Eligible" for any reason, the principal amount of the Note shall increase by $100,000.00 (under the Holder's and the Borrower's expectation that any principal amount increase will tack back to the Issue Date).

(h) **Intentionally Omitted.**

(i) **Failure to Deliver Common Stock Prior to Delivery Deadline.** Without in any way limiting the Holder's right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that, if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the Deadline (other than a failure due to the circumstances described in Section 1.3 above, which failure shall be governed by such Section), the Borrower shall pay to the Holder $2,000 per day in cash, for each day beyond the Deadline that the Borrower fails to deliver such Common Stock, until the Borrower issues and delivers a certificate to the Holder or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such Holder's conversion of any Conversion Amount (under the Holder's and the Borrower's expectation that any damages will tack back to the Issue Date). Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Stock, in accordance with the terms of this Note. The Borrower agrees that the right to convert is a valuable right to the Holder. The damages resulting from a failure, an attempt to frustrate or an interference with such conversion right are difficult if not impossible to qualify. Accordingly, the parties acknowledge that the liquidated damages provision contained in this Section 1.4(i) are justified.

(j) **Rescindment of a Notice of Conversion.** If, (i) the Borrower fails to respond to the Holder within one (1) business day from the Conversion Date confirming the details of Notice of Conversion, (ii) the Borrower fails to provide any of the shares of the Borrower's Common Stock requested in the Notice of Conversion within three (3) business days from the date of receipt of the Note

of Conversion, (iii) the Holder is unable to procure a legal opinion required to have the shares of the Borrower's Common Stock issued unrestricted and/or deposited to sell for any reason related to the Borrower's standing, (iv) the Holder is unable to deposit the shares of the Borrower's Common Stock requested in the Notice of Conversion for any reason related to the Borrower's standing, (v) at any time after a missed Deadline, at the Holder's sole discretion, or (vi) if OTC Markets changes the Borrower's designation to 'Limited Information' (Yield), 'No Information' (Stop Sign), 'Caveat Emptor' (Skull and Crossbones), 'OTC', 'Other OTC' or 'Grey Market' (Exclamation Mark Sign) or other trading restriction on the day of, or any day after, the Conversion Date, the Holder maintains the option and sole discretion to rescind the Notice of Conversion ("Rescindment") with a "Notice of Rescindment."

1.5 Concerning the Shares. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred, unless (i) such shares are sold pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Securities Act (or a successor rule) ("Rule 144") or other applicable exemption or (iv) such shares are transferred to an "affiliate" (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an Accredited Investor (as defined in the Purchase Agreement). Except as otherwise provided in the Purchase Agreement (and subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of this Note have been registered under the Securities Act or otherwise may be sold pursuant to Rule 144 or other applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

> "NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT OR OTHER APPLICABLE EXEMPTION. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES."

The legend set forth above shall be removed and the Borrower shall issue to the Holder a new certificate therefore free of any transfer legend if (i) the Borrower or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Securities Act, which opinion shall be reasonably accepted by the Borrower so that the sale or transfer is effected or (ii) in the case of the Common Stock issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 or other applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold. In the event that the Borrower does not accept the opinion of counsel provided by the Holder with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144 or Regulation S, at the Deadline, it will be considered an Event of Default pursuant to Section 3.2 of this Note.

1.6 Effect of Certain Events.

(a) Effect of Merger, Consolidation, Etc. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor shall either: (i) be deemed to be an Event of Default (as defined in Article III) pursuant to which the Borrower shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in Article III) or (ii) be treated pursuant to Section 1.6(b) hereof. "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(b) Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to the full conversion of this Note, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and, in any such case, appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Borrower shall not affect any transaction described in this Section 1.6(b), unless (i) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of shareholders to approve, or, if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Note) and (ii) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this Section 1.6(b). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

(c) Adjustment Due to Distribution. If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "Distribution"), then the Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

(d) Intentionally Omitted.

(e) Intentionally Omitted.

(f) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section 1.6, the Borrower, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Borrower shall, upon the written request at any time of the Holder, furnish to the Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Note.

1.7 [Intentionally Omitted].

1.8 Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed the Holder's allocated portion of the Reserved Amount or Maximum Share Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder's rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to comply with the terms of this Note. Notwithstanding the foregoing, if the Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Deadline with respect to a conversion of any portion of this Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Borrower) the Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and the Borrower shall, as soon as practicable, return such unconverted Note to the Holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Section 1.3 to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Section 1.3) for the Borrower's failure to convert this Note.

1.9 Prepayment. Provided that an Event of Default has not occurred under this Note, the Borrower may prepay the amounts outstanding hereunder by paying an amount equal to the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest, including all guaranteed interest, on the unpaid principal amount of this Note.

1.10 Notice of Prepayment. Any notice of prepayment hereunder (an "Optional Prepayment Notice") shall be delivered to the Holder of this Note at its registered addresses by physical mail and shall state: (i) that the Borrower is requesting to prepay the Note and (ii) the date of the requested prepayment which shall be not more than three (3) Trading Days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the "Optional Prepayment Date"), the Borrower shall make payment of the applicable prepayment amount to or upon the order of the Holder as specified by the Holder in writing to the Borrower. If the Borrower delivers an Optional Prepayment Notice which has been consented to in writing by the Holder, and Borrower fails to pay the applicable prepayment amount due to the Holder of the Note within two (2) business days following the Optional Prepayment Date, the Borrower shall forever forfeit its right to request a prepayment pursuant to Section 1.9.

Article II. Certain Covenants.

2.1 Use of Proceeds. The Borrower shall apply the proceeds from the sale of this Note to working capital and general corporate purposes.

2.2 Distributions on Capital Stock. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder's written consent, (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders' rights plan which is approved by a majority of the Borrower's disinterested directors.

2.3 Restriction on Stock Repurchases. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder's written consent, redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Borrower or any warrants, rights or options to purchase or acquire any such shares.

2.4 Most Favored Nations. Not including any most favored nations rights granted prior to the date of this Note and related transaction documents, so long as the Borrower shall have any obligation under this Note, the Conversion Price and other terms will be adjusted on a ratchet basis, if the Borrower offers a more favorable term, such as Conversion Price, Interest Rate (whether through a straight discount or in combination with an original issue discount) or other more favorable term to another party.

2.5 Sale of Assets. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder's written consent, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business. Any consent to the disposition of any assets shall be conditioned on a specified use of the proceeds towards the repayment of this Note.

2.6 Advances and Loans. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder's written consent, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower, except loans, credits or advances (a) in existence or committed on the date hereof and which the Borrower has informed Holder in writing prior to the date hereof, (b) made in the ordinary course of business or (c) not in excess of $100,000.

2.7 Section 3(a)(9) or Section 3(a)(10) Transaction. So long as this Note is outstanding, the Borrower shall not enter into any transaction or arrangement structured in accordance with, based upon or related or pursuant to, in whole or in part, either Section 3(a)(9) of the Securities Act (a "3(a)(9) Transaction") or Section 3(a)(10) of the Securities Act (a "3(a)(10) Transaction"). In the event that the Borrower does enter into, or makes any issuance of Common Stock related to, a 3(a)(9) Transaction or a 3(a)(10) Transaction while this Note is outstanding, a liquidated damages charge of 25% of the outstanding principal balance of this Note, but not less than $100,000.00, will be assessed and will become immediately due and payable to the Holder, at its election, in the form of cash payment or addition to the principal balance of this Note.

2.8 Preservation of Existence, etc. The Borrower shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries (other than dormant Subsidiaries that have no or minimum assets) to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

2.9 Non-circumvention. The Borrower hereby covenants and agrees that the Borrower will not, by amendment of its Certificate or Articles of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will, at all times, in good faith carry out all the provisions of this Note and take all action as may be required to protect the rights of the Holder.

2.10 Repayment from Proceeds. While any portion of this Note is outstanding, if the Borrower receives cash proceeds from the sale of its equity securities or from a loan or advance, other than from the Offering or the Supplemental Source, the Company shall deposit, or cause to be deposited, all such cash proceeds into the First Funds Escrow.

Article III. Events of Default.

Upon the occurrence of any Event of Default specified in this Article III, this Note shall become immediately and automatically due and payable without demand, presentment or notice, and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to: in the event of an occurrence of any event of default, (i) the then-outstanding principal amount of this Note, plus (ii) accrued and unpaid interest on the unpaid Principal Amount of this Note to the date of payment (the "Mandatory Prepayment Date"), plus (iii) Default Interest, if any, on the amounts referred to in clauses (i) and/or (ii), plus (iv) any amounts owed to the Holder pursuant to any other Sections of this Note, multiplied by one.

If any of the following events of default (each, an "Event of Default") shall occur:

3.1 Failure to File Timely. The Borrower fails to file timely with the SEC a Current Report on Form 8-K with respect to the Borrower's consummating the transactions contemplated by the Purchase Agreement and the issuance of this Note.

3.2 Failure to Establish Timely the First Funds Escrow. The Borrower fails to establish timely the First Funds Escrow, as required hereunder.

3.3 Failure to Deposit Proceeds in First Funds Escrow. The Borrower fails to deposit, or cause to be deposited, in the First Funds Escrow any cash proceeds received by it that are required to be deposited in the First Funds Escrow.

3.4 Failure to Pay Principal or Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise.

3.5 Conversion and the Shares. The Borrower (i) fails to issue shares of Common Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, (ii) fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, (iii) directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for shares of Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, (iv) fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) business days after the Holder shall have delivered a Notice of Conversion, (v) fails to remain current in its obligations to its transfer agent, (vi) causes a conversion of this Note is delayed, hindered or frustrated due to a balance owed by the Borrower to its transfer agent, (vii) fails to repay Holder, within forty eight (48) hours of a demand from the Holder, any amount of funds advanced by Holder to Borrower's transfer agent in order to process a conversion, (viii) fails to reserve sufficient amount of shares of common stock to satisfy the Reserved Amount at all times, (ix) fails to provide a Rule 144 opinion letter from the Borrower's legal counsel to the Holder, covering the Holder's resale into the public market of the respective conversion shares under this Note, within two (2) business days of the Holder's submission of a Notice of Conversion to the Borrower (provided that the Holder must request the opinion from the Borrower at the time that Holder submits the respective Notice of Conversion and the date of the respective Notice of Conversion must be on or after the date which is six (6) months after the date that the Holder funded the Purchase Price under this Note), and/or (x) an exemption under Rule 144 is unavailable for the Holder's deposit into Holder's brokerage account and resale into the public market of any of the conversion shares under this Note at any time after the date which is six (6) months after the date that the Holder funded the Purchase Price under this Note.

3.6 Failure to Pay Expenses. The Borrower fails to pay any of the expenses described in Section 4(a) of the Purchase Agreement.

3.7 Breach of Covenants. The Borrower breaches any material covenant or other material term, or condition contained in this Note and any collateral documents including but not limited to the Purchase Agreement and such breach continues for a period of ten (10) days after written notice thereof to the Borrower from the Holder.

3.8 Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Purchase Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement.

3.9 Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors or commence proceedings for its dissolution, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed for the Borrower or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment.

3.10 Judgments. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld.

3.11 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower, or the Borrower admits in writing its inability to pay its debts generally as they mature, or have filed against it an involuntary petition for bankruptcy relief, all under federal or state laws as applicable or the Borrower admits in writing its inability to pay its debts generally as they mature, or have filed against it an involuntary petition for bankruptcy relief, all under international, federal or state laws as applicable.

3.12 Failure to Comply with the Exchange Act. The Borrower shall fail to comply with the reporting requirements of the Exchange Act (including, but not limited to, becoming delinquent in its filings); and/or the Borrower shall cease to be subject to the reporting requirements of the Exchange Act.

3.13 Liquidation. Any dissolution, liquidation or winding up of Borrower or any substantial portion of its business.

3.14 Cessation of Operations. Any cessation of operations by the Borrower or the Borrower admits it is otherwise generally unable to pay its debts as such debts become due; *provided, however*, that any disclosure of the Borrower's ability to continue as a "going concern" shall not be an admission that the Borrower cannot pay its debts as they become due.

3.15 Maintenance of Assets. The failure by the Borrower to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future), or any disposition or conveyance of any material asset of the Borrower.

3.16 Financial Statement Restatement. The restatement of any financial statements filed by the Borrower with the SEC for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the un-restated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement.

3.17 Reverse Splits. The Borrower effectuates a reverse split of its Common Stock without twenty (20) days prior written notice to the Holder.

3.18 Replacement of Transfer Agent. In the event that the Borrower proposes to replace its transfer agent, the Borrower fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to the Purchase Agreement (including, but not limited to, the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Borrower and the Borrower.

3.19 Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by the Borrower of any covenant or other term or condition contained in any of the Other Agreements (as defined herein), after the passage of all applicable notice and cure or grace periods, shall, at the option of the Holder, be considered a default under this Note and the Other Agreements, in which event the Holder shall be entitled (but in no event required) to apply all rights and remedies of the Holder under the terms of this Note and the Other Agreements by reason of a default under said Other Agreement or hereunder. "Other Agreements" means, collectively, all agreements and instruments between, among or by: (1) the Borrower, and, or for the benefit of, (2) the Holder (and any affiliate of the Holder) or any other third party, including, without limitation, promissory notes; provided, however, the term "Other Agreements" shall not include the agreements and instruments defined as the Documents. Each of the loan transactions will be cross-defaulted with each other loan transaction and with all other existing and future debt of the Borrower to the Holder.

3.20 Bid Price. The Borrower shall lose the "bid" price for its Common Stock ($0.0001 on the "Ask" with zero market makers on the "Bid" per Level 2) and/or a market (including the OTC Pink, OTCQB or an equivalent replacement exchange).

3.21 OTC Markets Designation. OTC Markets changes the Borrower's designation to 'Caveat Emptor' (Skull and Crossbones), or 'OTC', 'Other OTC' or 'Grey Market' (Exclamation Mark Sign).

3.22 Inside Information. Any attempt by the Borrower or its officers, directors and/or affiliates to transmit, convey, disclose, or any actual transmittal, conveyance or disclosure by the Borrower or its officers, directors and/or affiliates of, material non-public information concerning the Borrower, to the Holder or its successors and assigns, which is not immediately cured by Borrower's filing of a Current Report on Form 8-K pursuant to Regulation FD on that same date.

3.23 Unavailability of Rule 144. If, at any time, the Holder is unable to (i) obtain a standard "144 legal opinion letter" from an attorney reasonably acceptable to the Holder, the Holder's brokerage firm (and respective clearing firm) and the Borrower's transfer agent, in order to facilitate the Holder's conversion of any portion of the Note into free trading shares of the Borrower's Common Stock pursuant to Rule 144, and (ii) thereupon deposit such shares into the Holder's brokerage account.

3.24 Delisting or Suspension of Trading of Common Stock. If, at any time on or after the Issue Date, the Borrower's Common Stock (i) is suspended from trading, (ii) halted from trading, and/or (iii) fails to be quoted or listed (as applicable) on any level of the OTC Markets, any tier of the NASDAQ Stock Market, the New York Stock Exchange, or the NYSE American.

3.25 Right to Require Share Issuance. The Holder shall have the right, at any time after an Event of Default occurs under this Note, to require the Borrower to immediately issue, in lieu of the Default Amount (as defined herein), the number of shares of Common Stock of the Borrower equal to the Default Amount divided by the Conversion Price then in effect, pursuant to the terms of this Note (including, but not limited to, any beneficial ownership limitations contained herein). "Default Amount" means the total amount owed by the Company under this Note as of the time of an Event of Default under this Note. This requirement by the Borrower shall automatically apply upon the occurrence of an Event of Default without the need for any party to give any notice or take any other action.

3.26 Attorneys' Fees. If the Holder shall commence an action or proceeding to enforce any provisions of this Note, including, without limitation, engaging an attorney, then, if the Holder prevails in such action, the Holder shall be reimbursed by the Borrower for its attorneys' fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

Article IV. Miscellaneous.

4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, electronic mail, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by electronic mail or facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

DSG Global Inc.
207 - 15272 Croydon Drive
Surrey, BC V3Z 0Z5
Canada
Attn: Robert Silzer, President and CEO
E-mail: BOB@DSGGLOBAL.COM

If to the Holder, to

Tiger Trout Capital Puerto Rico LLC
1357 Ashford Ave
STE 2-267
San Juan, Puerto Rico 00907
Attention: Alan Masley
E-mail: alan@tigertroutcapital.com

4.3 **Amendments.** This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term "Note" and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed or, if later amended or supplemented, then as so amended or supplemented.

4.4 **Assignability.** This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Neither the Borrower nor the Holder shall assign this Note or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, the Holder may assign its rights hereunder to any "accredited investor" (as defined in Rule 501(a) of the 1933 Act) in a private transaction from the Holder or to any of its "affiliates", as that term is defined under the Securities Exchange Act of 1934, without the consent of the Borrower. Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

4.5 **Cost of Collection.** If default is made in the payment of this Note, the Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

4.6 **Governing Law.** This Note shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts located in the state of New York or federal courts located in the state of New York. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon *forum non conveniens*. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other related transaction documents by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

4.7 **Certain Amounts.** Whenever pursuant to this Note the Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder, in part, for loss of the opportunity to convert this Note and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note. The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of Common Stock.

4.8 **Purchase Agreement.** Upon delivery and acceptance of this Note, each party agrees to be bound by the applicable terms of the Purchase Agreement.

4.9 **Notice of Corporate Events.** Except as otherwise provided below, the Holder of this Note shall have no rights as a Holder of Common Stock, unless, and only to the extent that, it converts this Note into Common Stock. The Borrower shall provide the Holder with prior notification of any meeting of the Borrower's shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Borrower of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive

any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Borrower or any proposed liquidation, dissolution or winding up of the Borrower, the Borrower shall mail a notice to the Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Borrower shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section 4.9 including, but not limited to, name changes, recapitalizations, etc., as soon as possible under law.

4.10 Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable provision shall automatically be revised to equal the maximum rate of interest or other amount deemed interest permitted under applicable law. The Borrower covenants (to the extent that it may lawfully do so) that it will not seek to claim or take advantage of any law that would prohibit or forgive the Borrower from paying all or a portion of the principal or interest on this Note.

4.11 Intentionally omitted.

4.12 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required. No provision of this Note shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the form, herein prescribed.

4.13 Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

4.14 Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price, Conversion Amount, any prepayment amount or Default Amount, Closing or Maturity Date, the closing bid price, or fair market value (as the case may be) or the arithmetic calculation of the Conversion Price or the applicable prepayment amount(s) (as the case may be), the Borrower or the Holder shall submit the disputed determinations or arithmetic calculations via facsimile (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Borrower or the Holder or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Borrower are unable to agree upon such determination or calculation within two (2) Business Days of such disputed determination or arithmetic calculation (as the case may be) being submitted to the Borrower or the Holder, then the Borrower shall, within two (2) Business Days, submit via facsimile (a) the disputed determination of the Conversion Price, the closing bid price, the or fair market value (as the case may be) to an independent, reputable investment bank selected by the Borrower and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Price, Conversion Amount, any prepayment amount or Default Amount to an independent, outside accountant selected by the Holder that is reasonably acceptable to the Borrower. The Borrower shall cause, at its expense, the investment bank or the accountant to perform the determinations or calculations and notify the Borrower and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations. Such investment bank's or accountant's determination or calculation shall be binding upon all parties absent demonstrable error.

4.15 Reserved.

4.16 Reserved.

4.17 Future Raises; Repayment from Proceeds. Until this Note is satisfied in full, if the Borrower receives cash proceeds from the sale of any of its securities pursuant to the Offering or otherwise, the Borrower shall deposit, or cause the deposit, of any such cash proceeds into the First Funds Escrow. Failure of the Borrower to comply with this provision shall constitute an Event of Default under Article III of this Note.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its name by its duly authorized officer, as of the date first above written.

DSG GLOBAL INC

By: ______________________________
Name: Robert Silzer
Title: President and CEO

EXHIBIT A

NOTICE OF CONVERSION

The undersigned (the "Holder") hereby elects to convert $________________ principal amount of the Note (defined below), together with $__________________ of accrued and unpaid interest thereto, totaling $_______________, into that number of shares of common stock to be issued pursuant to the conversion of the Note ("Common Stock") as set forth below, of DSG Global Inc., a Nevada corporation (the "Borrower"), according to the conditions of the promissory note of the Borrower dated as of September ____, 2021 (the "Note"), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

[ ] The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal At Custodian system ("DWAC Transfer").

Name of DTC Prime Broker: ________________________
Account Number: ________________________

[ ] The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name: ______________________________
Address: ____________________________
____

Date of Conversion:	________________
Applicable Conversion Price:	$________________
Number of Shares of Common Stock to be Issued Pursuant to Conversion of the Note:	________________
Amount of Principal Balance Due remaining Under the Note after this Conversion:	________________
Accrued and unpaid interest remaining Under the Note after this Conversion:	________________

[NAME OF HOLDER]

By: ______________________________
Name: ____________________________
Title: _____________________________
Date: _____________________________